 FIRST AMENDMENT TO ESCROW AND STOCK PURCHASE AGREEMENT

This First Amendment (the “Amendment”) to Escrow and Stock Purchase Agreement is entered into by and between Sanswire Corp., a Delaware corporation with offices at State Road 405, Building M6-306A, Room 1400, Kennedy Space Center, FL 32815 (“Sanswire”), Michael K. Clark (“Clark”)  157 Beach 135 Street, Belle Harbor, NY 11694, and Hinshaw & Culbertson LLP, an Illinois limited liability partnership, 780 Third Avenue, 4th Floor, New York, NY 10017 (the “Escrow Agent”) on this 27th day of December, 2010 (the "Effective Date").

WHEREAS, Sanswire, Clark and the Escrow Agent entered into that certain Escrow and Stock Purchase Agreement dated September 29, 2010 (the “Agreement”).

WHEREAS, Sanswire, Clark and the Escrow Agent now desire to amend the terms of the Agreement as more particularly set forth below:

NOW, THEREFORE, in consideration of the mutual promises and consideration contained herein, the parties agreed as follows:

1.           The address for Sanswire Corp. in the first paragraph shall hereby be amended to read “State Road 405, Building M6-306A, Room 1400, Kennedy Space Center, FL 32815.”

2.           Section 5 of the Agreement is hereby amended and restated in its entirety and shall hereafter be and read as follows: “In the event that Sanswire enters into a written settlement agreement using the Settlement Funds, the $250,000 contributed by Michael K. Clark and remitted by the Escrow Agent will be deemed to be an equity investment for the purchase of Sanswire shares, and Michael K. Clark and Sanswire will enter into a Stock Purchase Agreement whereby Michael K. Clark will receive in exchange for his $250,000 contribution to the settlement 3,333,333 shares of common stock of Sanswire, par value $0.00001 per share, restricted pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended.”

3.           Section 7.a of the Agreement is hereby amended and restated in its entirety and shall hereafter be and read as follows:

Sanswire Corp.
State Road 405, Building M6-306A, Room 1400
Kennedy Space Center, FL 32815
Attn: President

Mailing Address:
Mail Code: SWC
Kennedy Space Center, FL 32899
Attn: President

4.           Except as provided in this Amendment, all terms used in this Amendment that are not otherwise defined shall have the respective meanings ascribed to such terms in the Agreement.

5.           This Amendment embodies the entire agreement between Sanswire, Clark and the Escrow Agent with respect to the amendment of the Agreement. In the event of any conflict or inconsistency between the provisions of the Agreement and this Amendment, the provisions of this Amendment shall control and govern.

6.           Except as specifically modified and amended herein, all of the terms, provisions, requirements and specifications contained in the Agreement remain in full force and effect. Except as otherwise expressly provided herein, the parties do not intend to, and the execution of this Amendment shall not, in any manner impair the Agreement, the purpose of this Amendment being simply to amend and ratify the Agreement, as hereby amended and ratified, and to confirm and carry forward the Agreement, as hereby amended, in full force and effect.

7.           This Amendment shall be construed and governed by the laws of the State of New York.

IN WITNESS WHEREOF, Sanswire, Clark and the Escrow Agent have executed and delivered this Amendment effective as of the Effective Date.

SANSWIRE CORP.

By:
Name: Glenn D. Estrella
Title: President and Chief Executive Officer
Date: December 27, 2010

Michael K. Clark
Date: December 27, 2010

Hinshaw & Culbertson LLP

By:
Name: Maranda Fritz
Date: December 27, 2010